Exhibit 10.5

[EXECUTION VERSION]

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING

CREDIT AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of August 22, 2013 (this “Amendment”), by and among (i) MAYOR’S JEWELERS, INC., a Delaware corporation (the “US Borrower”) and BIRKS & MAYORS INC., a Canadian corporation (the “Canadian Borrower” and, together with the US Borrower, the “Borrowers”), (ii) the guarantors party to the Credit Agreement referred to below (the “Guarantors” and, together with the Borrowers, the “Loan Parties”), (iii) the lenders party to the Credit Agreement referred to below (collectively, the “Lenders”), (iv) BANK OF AMERICA, N.A., in its capacity as administrative agent (the “Administrative Agent”), (v) BANK OF AMERICA, N.A. (acting through its Canada branch), as Canadian agent (the “Canadian Agent” and, together with the Administrative Agent, the “Agents”), and (vi) BANK OF AMERICA, N.A. and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-collateral agents (the “Co-Collateral Agents”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

WHEREAS, the Borrowers, the Guarantors, the Lenders, the Agents, and the Co-Collateral Agents are party to that certain Second Amended and Restated Revolving Credit and Security Agreement, dated as of June 8, 2011 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrowers on the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers, the Guarantors party thereto, the Term Loan Lenders, GB Credit Partners, LLC f/k/a GB Merchant Partners, LLC, as Term Loan Agent (the “Existing Term Loan Agent”) and the Co-Collateral Agents (as defined therein) are party to that certain Amended and Restated Term Loan and Security Agreement dated as of June 8, 2011 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Existing Term Loan Agreement”);

WHEREAS, the Existing Term Loan Agent has resigned as Term Loan Agent and Pathlight Capital, LLC (“Pathlight”) has been appointed as Term Loan Agent in its stead and each of 1903 Onshore Funding, LLC and 1903 Offshore Funding SPV Limited has assigned all of its rights as a Term Loan Lender under the Existing Term Loan Agreement and the related Term Loan Documents to Pathlight;

WHEREAS, the Borrowers have requested, among other things, that the Lenders and Agents (a) consent to the Term Loan Lenders amending and restating the Existing Term Loan Agreement to, among other things, increase the principal amount of the term loan to $28,000,000 and (b) amend certain provisions of the Credit Agreement, in each case, subject to the terms and conditions set forth herein; and

WHEREAS, the Borrowers, the Lenders, and the Agents have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1. Amendments to the Credit Agreement.

(a) Amendment to Section 1.1. The following definitions are added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“First Amendment - the First Amendment to Second Amended and Restated Revolving Credit and Security Agreement, dated as of August 22, 2013 by and among the Borrowers, the Guarantors party thereto, the Lenders party thereto, the Agents and the Co-Collateral Agents.”

“First Amendment Effective Date - August 22, 2013.”

“Term Loan Supplemental Reserve - an availability reserve in an aggregate amount not to exceed $2,500,000 imposed by the Administrative Agent at the written direction of the Term Loan Agent, upon one Business Day’s prior written notice from the Term Loan Agent to the Administrative Agent. Any such written direction letter shall identify the amount of the “Term Loan Supplemental Reserve” to be imposed, reference the Intercreditor Agreement and indicate that it is a “Term Loan Supplemental Reserve Direction Notice”.”

(b) Amendment to Section 1.1. The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by (i) inserting the following language immediately before the beginning of the definition “(a) for periods from the Closing Date to the date immediately preceding the First Amendment Effective Date,” and (ii) by inserting the following language immediately after the last sentence of such definition “and (b) from and after the First Amendment Effective Date, the Applicable Margin for each calendar quarter shall be the applicable percentage per annum set forth below determined by reference to the average daily level of Aggregate Revolver Excess Availability during the previous calendar quarter:

Pricing Level	Aggregate Revolver Excess Availability	Base Rate Loans / Canadian Prime Rate Loans	LIBOR Loans / Canadian BA Rate Loans	Standby Letter of Credit Fee	Documentary Letter of Credit Fee
I	Greater than $60,000,000	1.00%	2.00%	2.00%	1.50%
II	Less than or equal to $60,000,000 but greater than $40,000,000	1.25%	2.25%	2.25%	1.75%
III	Less than or equal to $40,000,000 but greater than $20,000,000	1.50%	2.50%	2.50%	2.00%
IV	Less than or equal to $20,000,000	1.75%	2.75%	2.75%	2.25%

The margins shall be subject to increase or decrease on a quarterly basis. Not more than ten (10) Business Days after the first day of each calendar quarter, the Administrative Agent shall determine the Applicable Margin for such calendar quarter (which shall be effective as of the first calendar day of such calendar quarter) based on the average daily level of Aggregate Revolver Excess Availability for the prior calendar quarter. Additionally, in any calendar quarter that the Applicable Margin, as determined by reference to the average daily level of Aggregate Revolver Excess Availability during the previous calendar quarter, would have been set at either Level II, Level III or Level IV above, and the Interest Coverage Ratio for the immediately preceding Fiscal Quarter shall have been greater than 1:1, then, so long as no Default or Event of Default exists, the Applicable Margin shall be upgraded by one Level for such calendar quarter (which shall be effective as of the first calendar day of such calendar quarter) such that the Applicable Margin set forth in Level I, Level II or Level III, as the case may be, shall apply. If, as a result of any restatement of or other adjustment to the Aggregate Revolver Excess Availability or Interest Coverage Ratio calculations or for any other reason, the Borrowers or the Administrative Agent determines that (i) the Aggregate Revolver Excess Availability or Interest Coverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Aggregate Revolver Excess Availability or Interest Coverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the Applicable Lenders or the Issuing Banks, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under any Insolvency Proceeding, automatically and without further action by the Administrative Agent, any Lender or the Issuing Banks), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the Issuing Banks hereunder and the Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.”

(c) Amendment to Section 1.1. The definition of “Applicable Unused Fee Rate” in Section 1.1 of the Credit Agreement is hereby amended by (i) inserting the following language immediately before the beginning of the definition “(a) for periods from the Closing Date to the date immediately preceding the First Amendment Effective Date,” and (ii) by inserting the following language immediately after the last sentence in such definition “and (b) from and after the First Amendment Effective Date the Applicable Unused Fee Rate for each calendar quarter shall be 0.375% per annum at all times.”

(d) Amendment to Section 1.1. The definition of “Availability Reserves” in Section 1.1 of the Credit Agreement is hereby amended by (i) inserting “and the Term Loan Supplemental Reserve” immediately after “the Term Loan Discretionary Reserve” in clause (l) of such definition and (ii) inserting “, the Term Loan Supplemental Reserve (in accordance with the terms of such Term Loan Supplemental Reserve)” immediately after “the Loan to Value Reserve” in the last sentence of such definition.

(e) Amendment to Section 1.1. The definition of “Canadian Borrowing Capacity” in Section 1.1 of the Credit Agreement is hereby amended by inserting “, the Term Loan Supplemental Reserve” immediately after “the Loan to Value Reserve” in clause (iv) of such definition.

(f) Amendment to Section 1.1. The definition of “Fee Letters” in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (a) and inserting “,” in lieu thereof and (ii) deleting the “.” at the end of clause (b) and inserting the following language immediately after the end of clause (b): “and (c) the fee letter dated as of the First Amendment Effective Date between the Administrative Agent and the Borrowers.”

(g) Amendment to Section 1.1. The definition of “Intercreditor Agreement” in Section 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

“Intercreditor Agreement - the Amended and Restated Intercreditor Agreement dated as of the Closing Date, by and among the Agents, GB Credit Partners, LLC f/k/a GB Merchant Partners, LLC, as Term Loan Agent, the Co-Collateral Agents (as such term is defined in the Term Loan Agreement), and acknowledged by each Loan Party, as amended by that certain First Amendment to Amended and Restated Intercreditor Agreement dated as of the First Amendment Effective Date, by and among the Agents, Pathlight Capital, LLC, as successor to GB Credit Partners, LLC f/k/a GB Merchant Partners, LLC, as Term Loan Agent, the Co-Collateral Agents (as such term is defined in the Term Loan Agreement) and acknowledged by each Loan Party, as it may be further amended, supplemented or otherwise modified from time to time.”

(h) Amendment to Section 1.1. The definition of “Montrovest Debt Documents” in Section 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

“Montrovest Debt Documents - collectively, (i) Amended and Restated Cash Advance Agreement dated as of June 8, 2011 by and between the Canadian Borrower and Montrovest B.V., (ii) the Amended and Restated Cash Advance Agreement dated as of June 8, 2011 by and between the Canadian Borrower and Montrovest B.V., (iii) the Subscription Agreement dated on or about August 12, 2013 by and between the Canadian Borrower and Montrovest B.V., (iv) the Convertible Debenture to be dated on or about August 16, 2013 in the principal sum of $4,800,000 executed and delivered by the Canadian Borrower in favor of Montrovest B.V., and (v) any other loan agreement entered into by and between the Canadian Borrower and Montrovest B.V.; provided that any such other loan agreement shall be subject to a Subordination Agreement in form, scope and substance satisfactory to the Agents and the Required Lenders.”

(i) Amendment to Section 1.1. The definition of “Montrovest Subordination Agreement” in Section 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

“Montrovest Subordination Agreement - collectively, (i) Section 5.6 of the Montrovest Debt Documents referred to in clauses (i) and (ii) of the definition of “Montrovest Debt Documents”, (ii) the Amended and Restated Postponement and Subordination Agreement, dated as of the Closing Date, among the Canadian Borrower, Montrovest B.V., the Administrative Agent, the Canadian Agent and the Term Loan Agent, and (iii) Section 3.1 of the Montrovest Debt Document referred to in clause (iv) of the definition of “Montrovest Debt Documents”, in each case as hereafter amended, restated, supplemented or otherwise modified with the consent of the Agents and the Required Lenders.”

(j) Amendment to Section 1.1. The definition of “Quebec Subordinated Debt” in Section 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

“Quebec Subordinated Debt - collectively, (i) all Debt owing to Investissement Québec (successor in interest to La Financière du Québec by virtue of decree 315-2004) under the Quebec Subordinated Debt Documents in the original aggregate maximum principal amount of Cdn. $17,900,000, of which a balance in the aggregate principal amount not to exceed Cdn. $7,100,000 remains outstanding as of the First Amendment Effective Date, and subject to the Quebec Subordination Agreements and (ii) all other Debt owing to Investissement Québec under the Quebec Subordinated Debt Documents or otherwise, in each case, which Debt shall be expressly subordinate to Full Payment of the Obligations pursuant to the Quebec Subordination Agreements.”

(k) Amendment to Section 1.1. The definition of “Quebec Subordination Agreements” in Section 1.1 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (iii) and inserting “,” in lieu thereof, and (ii) deleting the “.” at the end of clause (iii) and inserting the following language immediately after the end of clause (iii): “and (iv) any other subordination agreement entered into by Investissement Québec in favor of the Canadian Agent in form and substance acceptable to the Canadian Agent.”

(l) Amendment to Section 1.1. The definition of “Term Loan Agent” in Section 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

“Term Loan Agent - (i) at all times prior to the First Amendment Effective Date, GB Capital Partners, LLC f/k/a GB Merchant Partners, LLC and (ii) at all times immediately after the First Amendment Effective Date, Pathlight Capital, LLC.”

(m) Amendment to Section 1.1. The definition of “Term Loan Agreement” in Section 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

“Term Loan Agreement - (a) at all times prior to the First Amendment Effective Date, the Existing Term Loan Agreement (as defined in the First Amendment) and (b) at all times immediately after the First Amendment Effective Date, the Second Amended and Restated Term Loan and Security Agreement dated as of the First Amendment Effective Date by and among the Loan Parties, the Term Loan Lenders, the Term Loan Agent and the Co-Collateral Agents (as defined therein), as amended from time to time to the extent permitted hereunder and in accordance with the Intercreditor Agreement.”

(n) Amendment to Section 1.1. The definition of “Term Loan Borrowing Capacity” in Section 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

“Term Loan Borrowing Capacity - at any time, an amount equal to (a) the sum of (i) 108.5% of the Appraised Inventory Liquidation Value of each Eligible Inventory Category; plus (ii) 102.5% of the Appraised A/R Liquidation Value of Eligible Private Label and Corporate Accounts; plus (iii) 102.5% of the Eligible Major Credit Card Receivables; minus (and without any other duplication of Availability Reserves imposed hereunder) (b) the sum of (i) the Availability Reserves, (ii) the Availability Block, (iii) the Seasonal Availability Block, (iv) the Term Loan Discretionary Reserve, and (v) the Term Loan Supplemental Reserve.”

(o) Amendment to Section 1.1. The definition of “Termination Date” in Section 1.1 of the Credit Agreement is hereby amended by restating such definition in its entirety as follows:

“Termination Date - August 22, 2017.”

(p) Amendment to Section 1.1. The definition of “US Borrowing Capacity” in Section 1.1 of the Credit Agreement is hereby amended by inserting “, the Term Loan Supplemental Reserve” immediately after “the Loan to Value Reserve” in clause (iv) of such definition.

(q) Amendment to Section 2.1.1(d)(i). Section 2.1.1(d)(i) of the Credit Agreement is hereby amended by inserting the following language immediately after the last sentence in such section: “Neither the Administrative Agent nor the Lenders shall have any liability or obligation whatsoever to the Loan Parties in connection with, relating to or arising out of the implementation or imposition of the Term Loan Discretionary Reserve and/or the Term Loan Supplemental Reserve at the written direction of the Term Loan Agent. Without limiting the foregoing, none of the Administrative Agent or the Lenders shall be liable to the Loan Parties in the event the conditions to the imposition or implementation of such reserves have not been met at the time the Administrative Agent is directed to impose such reserves or for any action taken or omitted to be taken by the Administrative Agent or the Lenders in connection with the Term Loan Discretionary Reserve and/or the Term Loan Supplemental Reserve.”

(r) Amendment to Section 9.1.10. Section 9.1.10 of the Credit Agreement is hereby amended by inserting “and has remitted all Taxes required to have been remitted by it,” immediately after “payable” in the first sentence of such section.

(s) Amendment to Section 10.1.18. Section 10.1.18 of the Credit Agreement is hereby amended by inserting “, harmonized sales” immediately after “overdue sales” in such section.

(t) Amendment to Section 10.2.1(c). Section 10.2.1(c) of the Credit Agreement is hereby amended by deleting “$12,000,000” in such section and replacing it with “$12,100,000”.

(u) Amendment to Section 10.2.6(e). Section 10.2.6(e) of the Credit Agreement is hereby amended by deleting “$250,000” in clause (i) of such definition and replacing it with “$300,000”.

(v) Amendment to Section 10.2.6(f). Section 10.2.6(f) of the Credit Agreement is hereby deleted in its entirety.

(w) Amendment to Section 10.2.9(h). Section 10.2.9(h) of the Credit Agreement is hereby amended by restating such section in its entirety as follows:

“(h) Investments by the Borrowers in the Excluded Subsidiaries not to exceed $300,000 in the aggregate outstanding at any time unless approved by the Administrative Agent and the Required Lenders or to the extent that the Investments are from net cash proceeds contemporaneously received by the Canadian Borrower from equity issuances, equity contributions or convertible debt made for the sole purpose of such Investment, and if convertible debt, then so long such Indebtedness is in compliance with Section 10.2.1; and”

(x) Amendment to Section 10.2.12(b). Section 10.2.12(b) of the Credit Agreement is hereby amended by inserting “, the Term Loan Supplemental Reserve” immediately after “the Loan to Value Reserve” in clause (i)(B)(y) of such section.

(y) Amendment to Schedule 1.1(c). Schedule 1.1(c) to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 1.1(c) attached hereto.

(z) Amendment to Schedule 2.3.1. Schedule 2.3.1 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 2.3.1 attached hereto.

(aa) Amendment to Schedule 7.2.1. Schedule 7.2.1 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 7.2.1 attached hereto.

(bb) Amendment to Schedule 7.2.3. Schedule 7.2.3 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 7.2.3 attached hereto.

(cc) Amendment to Schedule 8.5.1. Schedule 8.5.1 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 8.5.1 attached hereto.

(dd) Amendment to Schedule 9.1.4. Schedule 9.1.4 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 9.1.4 attached hereto.

(ee) Amendment to Schedule 9.1.12. Schedule 9.1.12 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 9.1.12 attached hereto.

(ff) Amendment to Schedule 9.1.19. Schedule 9.1.19 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 9.1.19 attached hereto.

(gg) Amendment to Schedule 9.1.25. Schedule 9.1.25 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 9.1.25 attached hereto.

(hh) Amendment to Schedule 10.2.1. Schedule 10.2.1 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 10.2.1 attached hereto.

(ii) Amendment to Schedule 10.2.2. Schedule 10.2.2 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 10.2.2 attached hereto.

(jj) Amendment to Schedule 10.2.9(i). Schedule 10.2.9(i) to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 10.2.9(i) attached hereto.

(kk) Amendment to Schedule 14.3.1. Schedule 14.3.1 to the Credit Agreement is hereby amended by deleting such schedule in its entirety and replacing such schedule with the Schedule 14.3.1 attached hereto.

§2. Representations and Warranties. Each of the Loan Parties hereby represents and warrants to the Agents and the Lenders as of the date hereof as follows:

(a) The execution and delivery by each of the Loan Parties of this Amendment and all other instruments and agreements required to be executed and delivered by such Loan Party in connection with the transactions contemplated hereby or referred to herein (collectively, the “Amendment Documents”), and the performance by each of the Loan Parties of any of its obligations and agreements under the Amendment Documents and the Credit Agreement and the other Loan Documents, as amended hereby, are within the corporate or other authority of such Loan Party, have been authorized by all necessary corporate proceedings on behalf of such Loan Party and do not and will not contravene any provision of law or such Loan Party’s charter, other incorporation or organizational papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon such Loan Party.

(b) Each of this Amendment, the other Amendment Documents, the Credit Agreement and the other Loan Documents, as amended hereby, to which any Loan Party is a party constitute legal, valid and binding obligations of such Loan Party, enforceable in accordance with their terms, except as limited by the Bankruptcy Code, any Canadian Debtor Relief Law, any other insolvency, debtor relief or debt adjustment law or similar laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Loan Parties of this Amendment, the Amendment Documents, the Credit Agreement or any other Loan Documents, as amended hereby, or the consummation by the Loan Parties of the transactions among the parties contemplated hereby and thereby or referred to herein.

(d) The representations and warranties contained in Section 9 of the Credit Agreement and in the other Loan Documents were true and correct as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and except to the extent that any representations and warranties relate expressly to an earlier date, after giving effect to the provisions hereof, such representations and warranties, both before and after giving effect to this Amendment, also are correct, in all material respects, as of the date hereof.

(e) Each of the Loan Parties has performed and complied in all respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, both before and after giving effect to the provisions of this Amendment and the other Amendment Documents, there exists no Default or Event of Default.

(f) Each of the Loan Parties hereby acknowledges and agrees that the representations and warranties contained in this Amendment shall constitute representations and warranties as referred to in Section 11.1(b) of the Credit Agreement, a breach of which shall constitute an Event of Default.

§3. Effectiveness. This Amendment shall become effective upon the satisfaction of each of the following conditions, in each case in a manner satisfactory in form, scope and substance to the Administrative Agent and the Lenders:

(a) This Amendment shall have been duly executed and delivered by each of the Borrowers, each of the Guarantors, the Administrative Agent, the Canadian Agent and each of the Lenders and shall be in full force and effect.

(b) The Administrative Agent shall have received a duly executed Second Amended and Restated Term Loan and Security Agreement dated as of the date hereof by and among the Loan Parties, the Term Loan Lenders, Pathlight Capital, LLC as Term Loan Agent and the Co-Collateral Agents (as defined therein).

(c) The Administrative Agent shall have received a duly executed First Amendment to Amended and Restated Intercreditor Agreement dated as of the date hereof, by and among the Agents, the Term Loan Agent, the Co-Collateral Agents (as such term is defined in the Term Loan Agreement) and acknowledged by each Loan Party.

(d) The Administrative Agent shall have received a duly executed Fee Letter, dated as of the First Amendment Effective Date.

(e) The Borrowers shall have paid all reasonable unpaid fees and expenses of the Administrative Agent’s counsel, to the extent that copies of invoices for such fees and expenses have been delivered to the Borrowers.

(f) The Agents shall have received such other items, documents, agreements, items or actions as the Agents may reasonably request in order to effectuate the transactions contemplated hereby, including but not limited to duly executed Montrovest Debt Documents, which shall be in form, scope and substance satisfactory to the Agents and the Required Lenders.

(g) No Default or Event of Default shall have occurred and be continuing.

§4. Release. In order to induce the Administrative Agent, the Canadian Agent and the Lenders to enter into this Amendment, each Loan Party acknowledges and agrees that: (a) no Loan Party has any claim or cause of action against the Administrative Agent, the Canadian Agent, the Co-Collateral Agents, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees, agents or representatives); (b) no Loan Party has any offset or compensation right, counterclaim, right of recoupment or any defense of any kind against any Loan Party’s obligations, indebtedness or liabilities to the Administrative Agent, the Canadian Agent, the Co-Collateral Agents, any Issuing Bank or any Lender; and (c) each of the Administrative Agent, the Canadian Agent, the Co-Collateral Agents, the Issuing Banks and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrowers and, as applicable, the Guarantors. Each Loan Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent’s, the Canadian Agent’s, the Co-Collateral Agents’, the Issuing Banks’ and the Lenders’ rights, interests, contracts, collateral security or remedies. Therefore, each Loan Party unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent, the Canadian Agent, the Co-Collateral Agents, the Issuing Banks or any Lender to any Loan Party, except the obligations to be performed by the Administrative Agent, the Canadian Agent, the Co-Collateral Agents, the Issuing Banks or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents and (ii) all claims, counterclaims, offsets, compensation rights, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Loan Party might otherwise have against the Administrative Agent, the Canadian Agent, any Co-Collateral Agent, any Issuing Bank or any Lender (or, with respect to the Credit Agreement and the other Loan Documents and the administration of the credit facilities thereunder, any of their respective directors, officers, employees or agents), in either case of clause (i) or (ii), on account of any past or presently existing (as of the date hereof) condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, counterclaims, compensation rights, circumstance or matter of any kind.

§5. Miscellaneous Provisions.

(a) Each of the Loan Parties hereby ratifies and confirms all of its Obligations to the Administrative Agent, the Canadian Agent, the Co-Collateral Agents, the Issuing Banks and the Lenders under the Credit Agreement, as amended hereby, and the other Loan Documents, including, without limitation, the Loans, and each of the Loan Parties hereby affirms its absolute and unconditional promise to pay to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, the Loans, reimbursement obligations and all other amounts due or to become due and payable to the Lenders, the Administrative Agent and the Canadian Agent, as applicable, under the Credit Agreement and the other Loan Documents, as amended hereby and it is the intent of the parties hereto that nothing contained herein shall constitute a novation or accord and satisfaction. Each of the Loan Parties hereby acknowledges and confirms that the liens, hypothecs, pledges and security interests granted pursuant to the Loan Documents are and continue to be valid, perfected and enforceable first priority liens, hypothecs, pledges and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof. Except as expressly amended hereby, each of the Credit Agreement and the other Loan Documents shall continue in full force and effect. This Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Amendment. This Amendment shall constitute a Loan Document.

(b) Without limiting the expense reimbursement requirements set forth in Section 3.4 of the Credit Agreement, the Borrowers agree to pay on demand all reasonable costs and expenses, including reasonable attorneys’ fees, of the Administrative Agent and the Canadian Agent, as applicable, incurred in connection with this Amendment.

(c) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

(d) EACH LOAN PARTY PARTY HERETO HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT SITTING IN OR WITH JURISDICTION OVER THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY STATE COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF MANHATTAN, IN ANY PROCEEDING OR DISPUTE RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH LOAN PARTY PARTY HERETO IRREVOCABLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. Nothing herein shall limit the right of any Agent or any Lender to bring proceedings against any Loan Party in any other court. Nothing in this Amendment shall be deemed to preclude enforcement by any Agent of any judgment or order obtained in any forum or jurisdiction.

(e) This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Delivery of a signature page hereto by electronic transmission shall constitute the delivery of an original signature page hereof.

[Remainder of Page Intentionally Left Blank]

[Signature Pages follow]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

US BORROWER AND BORROWER AGENT:

MAYOR’S JEWELERS, INC.

By:	/s/ Miranda Melfi
	Name:	Miranda Melfi
	Title:	Vice President, Legal Affairs and Secretary

CANADIAN BORROWER:

BIRKS & MAYORS INC.

By:	/s/ Miranda Melfi
	Name:	Miranda Melfi
	Title:	Vice President, Legal Affairs and Secretary

GUARANTORS:

MAYOR’S JEWELERS OF FLORIDA, INC.
JBM RETAIL COMPANY, INC.
JBM VENTURE CO., INC.
MAYOR’S JEWELERS INTELLECTUAL PROPERTY HOLDING COMPANY

By:	/s/ Miranda Melfi
	Name:	Miranda Melfi
	Title:	Vice President, Legal Affairs and Secretary

CASH, GOLD & SILVER INC. – OR ET ARGENT, COMPTANT INC.
CASH, GOLD & SILVER USA, INC. (formerly known as Henry Birks & Sons U.S., Inc.)

By:	/s/ Miranda Melfi
	Name:	Miranda Melfi
	Title:	Secretary

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

By:	/s/ Roger Malouf
	Name:	Roger Malouf
	Title:	Vice President

CANADIAN AGENT:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

CO-COLLATERAL AGENTS:

BANK OF AMERICA, N.A.

By:	/s/ Roger Malouf
	Name:	Roger Malouf
	Title:	Vice President

CO-COLLATERAL AGENTS (cont.):

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Keith Vercauteren
	Name:	Keith Vercauteren
	Title:	Division Manager

US LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Roger Malouf
	Name:	Roger Malouf
	Title:	Vice President

2

US LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Keith Vercauteren
	Name:	Keith Vercauteren
	Title:	Division Manager

US LENDERS:

BANK OF MONTREAL CHICAGO BRANCH

By:	/s/ Larry Allan Swiniarski
	Name:	Larry Allan Swiniarski
	Title:	Director

CANADIAN LENDERS:

BANK OF AMERICA, N.A. (acting through its Canada branch)

By:	/s/ Medina Sales de Andrade
	Name:	Medina Sales de Andrade
	Title:	Vice President

CANADIAN LENDERS:

WELLS FARGO FOOTHILL CANADA ULC

By:	/s/ Domenic Cosentino
	Name:	Domenic Cosentino
	Title:	Vice President

CANADIAN LENDERS:

BANK OF MONTREAL

By:	/s/ Frederick Giraud
	Name:	Frederick Giraud, CFA
	Title:	Managing Director Corporate Finance, ABL

By:	/s/ Peter Clair
	Name:	Peter Clair
	Title:	Managing Director